Exhibit 5.1

Accretive Legal, PLLC

September 15, 2026

Board of Directors
Northrim BanCorp, Inc.
3111 C Street, Anchorage, AK 99503

Re:	Registration Statement on Form S-4 of Northrim BanCorp, Inc.

Dear Ladies and Gentlemen:

We have acted as counsel to Northrim BanCorp, Inc., an Alaska corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-4, as amended (File No. 333-298567) (including the documents incorporated by reference therein, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the shares of the Company’s common stock, par value $0.25 per share (the “Securities”), to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 22, 2026, by and among PBCO Financial Corporation, an Oregon corporation, the Company, and Whitewater Sub, Inc., an Alaska corporation and a wholly-owned subsidiary of the Company.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the joint proxy statement/prospectus contained in the Registration Statement (the “Joint Proxy Statement/Prospectus”).

In rendering the opinions set forth herein, we have made such legal and factual investigations as we deemed necessary for purposes of this opinion. We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Merger Agreement; (b) the Registration Statement; (c) the Company’s Amended and Restated Articles of Incorporation, as amended and as currently in effect; (d) the Company’s Bylaws, as amended and as currently in effect; (e) certain resolutions of the board of directors of the Company relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Securities, and certain related matters; and (f) such other certificates, statutes and other instruments and documents as were considered appropriate for purposes of the opinions hereafter expressed. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to matters of fact, we have examined and relied upon the representations of the Company contained in the Registration Statement and in certificates from one or more officers of the Company and, where we deemed it appropriate, we have made such other factual inquiries as we deemed necessary to render this opinion.

Our opinion set forth herein is limited to the Alaska Corporations Code, and we do not express any opinion herein with respect to the laws of any other jurisdiction. In addition, we express no opinion as to matters relating to compliance with any federal or state antifraud laws, any securities or blue sky laws of any jurisdiction, or any other rules or regulations relating to securities.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, the Securities, when issued by the Company in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that, prior to the issuance of Securities in connection with the consummation of the transactions contemplated by the Merger Agreement, the Registration Statement, as finally amended, will have become effective under the Securities Act, and the transactions will have been consummated in accordance with the terms of Merger Agreement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we do not undertake any obligation to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date hereof or that may hereinafter come to our attention. We express no opinion other than as expressly set forth herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Very truly yours,

/s/ Accretive Legal, PLLC
Accretive Legal, PLLC